News Release

Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	William M. Lowe, Jr.
EVP and Chief Financial Officer
williamlowe@kemet.com
954-766-2840 or
864-963-6484

KEMET ANNOUNCES REFINANCING WITH SUMITOMO MITSUI TRUST BANK

•	Average total interest rate of approximately 250 basis points

•	Expected Annual Interest savings of approximately $21 million

•	Increases Annual Diluted EPS approximately $0.35 vs current rate

•	Debt Balance reduced to approximately $296 million

•	Six Year Term

Fort Lauderdale, Florida (October 29, 2018) - KEMET Corporation ("KEMET" or the “Company”) (NYSE: KEM), a leading global supplier of passive electronic components, announced today that TOKIN Corporation, a Japanese incorporated subsidiary of the Company (“TOKIN”), has entered into a new 33 billion Japanese Yen (approximately $296 million) Term Loan Facility to be funded by a syndicated bank group in Japan lead by Sumitomo Mitsui Trust Bank Limited (SMTB). The Company expects the closing and funding of the new Term Loan Facility, which is subject to customary terms and conditions, to occur on or around November 7, 2018.
“We are delighted to find a partner like SMTB to complete this refinancing in Japan. This will provide operating flexibility to achieve our long-term growth objectives which includes growing in Japan as well as the greater Asian Pacific region,” stated Per Loof, the Company’s Chief Executive Officer. “We believe that this new partnership with SMTB and the other members of the bank group is the beginning of a long-term relationship that will benefit all participants with growth opportunities and prospects for further committed capital for the Company,” continued Mr. Loof.
The proceeds from the new Term Loan Facility are being used by the Company, together with cash on hand, to prepay in full all of the outstanding amounts under the Company’s existing Term Loan Credit Agreement dated April 28, 2017 (the “Existing Term Facility”), by and among the Company, KEC, the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent, and to pay related fees, costs and expenses (including a prepayment penalty of 1%). The Company currently has approximately $323.4 million outstanding under the Existing Term Facility. The new Term Loan Facility consists of (i) a ¥16.5 billion (approximately $148 million) Term Loan A tranche (the “Term Loan A”) and (ii) a ¥16.5 billion (approximately $148 million) Term Loan B tranche (the “Term Loan B”). Principal payments under the Term Loan A are required semi-annually, in the amount of ¥1,375,000 (approximately $12.3 million), while the Term Loan B is due in one payment at maturity. Interest payments are due semi-annually, with the interest rate based on a margin over the six-month Japanese Yen Tokyo Interbank Offered Rate (TIBOR). The applicable margin for Term Loan A is 2.00% and for Term Loan B is 2.25%. The current six-month TIBOR rate is approximately 13 basis points. The new Term Loan Facility provides KEMET with lower annual cash interest expenses, resulting in interest expense savings of approximately $21 million annually and results in an increase in earnings per share of approximately $0.35 cents per diluted share compared to the current run rate on an annual basis. The new Term Loans mature in September 2024. KEMET Corporation and certain subsidiaries of TOKIN will be providing guarantees of the obligations under the Term Loan Facility, which will also be secured by certain assets, properties and equity interests of TOKIN and its material subsidiaries.

In connection with the closing of the new Term Loan Facility, KEMET also entered into an amendment to its revolving credit facility led by Bank of America, N.A. The amendment to the revolving credit facility provides KEMET with, among other things, increased flexibility for certain restricted payments, and also releases certain pledges to allow the Company to complete the refinancing. The revolving credit facility is currently undrawn.
For details of the specific terms of the new Term Loan Credit Facility and the amendment to the revolving credit facility, please refer to the Company’s Form 8-K related to these transactions. Sumitomo Mitsui Trust Bank was the sole lead arranger for the Term Loan Credit Facility and Jenner & Block LLP and Mori Hamada & Matsumoto were the Company’s legal counsel. Nagashima Ohno & Tsunematsu acted as legal counsel to the sole lead arranger.
About KEMET

The Company’s common stock is listed on the NYSE under the ticker symbol “KEM” (NYSE: KEM).  At the Investor Relations section of our web site at http://www.kemet.com/IR, users may subscribe to KEMET news releases and find additional information about our Company.  KEMET offers our customers the broadest selection of capacitor technologies in the industry, along with an expanding range of electromechanical devices, electromagnetic compatibility solutions and supercapacitors. Our vision is to be the preferred supplier of electronic component solutions demanding the highest standards of quality, delivery and service. Additional information about KEMET can be found at http://www.kemet.com.

Cautionary Statement on Forward-Looking Statements

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the Company’s financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets, in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates” or other similar expressions and future or conditional verbs such as “will,” “should,” “would,” and “could” are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.
Factors that may cause actual outcomes and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, the following: (i) adverse economic conditions could impact our ability to realize operating plans if the demand for our products declines, and such conditions could adversely affect our liquidity and ability to continue to operate and could cause a write down of long-lived assets or goodwill; (ii) an increase in the cost or a decrease in the availability of our principal or single-sourced purchased raw materials; (iii) changes in the competitive environment; (iv) uncertainty of the timing of customer product qualifications in heavily regulated industries; (v) economic, political, or regulatory changes in the countries in which we operate; (vi) difficulties, delays, or unexpected costs in completing the Company's restructuring plans; (vii) acquisitions and other strategic transactions expose us to a variety of risks, including the ability to successfully integrate and maintain adequate internal controls over financial reporting in compliance with applicable regulations; (viii) our acquisition of TOKIN Corporation may not achieve all of the anticipated results; (ix) our business could be negatively impacted by increased regulatory scrutiny and litigation; (x) difficulties associated with retaining, attracting, and training effective employees and management; (xi) the need to develop innovative products to maintain customer relationships and offset potential price erosion in older products; (xii) exposure to claims alleging product defects; (xiii) the impact of laws and regulations that apply to our business, including those relating to environmental matters, data protection, cyber security, and privacy; (xiv) the impact of international laws relating to trade, export controls and foreign corrupt practices; (xv) changes impacting international trade and corporate tax provisions related to the global manufacturing and sales of our products may have an adverse effect on our financial condition and results of operations; (xvi) volatility of financial and credit markets affecting our access to capital; (xvii) the need to reduce the total costs of our products to remain competitive; (xviii) potential limitation on the use of net operating losses to offset possible future taxable income; (xix) restrictions in our debt agreements that could limit our flexibility in operating our business; (xx) disruption to our information technology systems to function properly or control unauthorized access to our systems may cause business disruptions; (xxi) economic and demographic experience for pension and other post-retirement benefit plans could be less favorable than our assumptions; (xxii) fluctuation in distributor sales could adversely affect our results of operations; (xxiii) earthquakes and other natural disasters could disrupt our operations and have a material adverse effect on our financial condition and results of operations; and (xxiv) volatility in our stock price.